CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Westbury Bancorp, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Greg J. Remus, President and Chief Executive Officer of the Company, and Kirk J. Emerich, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Greg J. Remus
December 10, 2015
Greg J. Remus
President and Chief Executive Officer

/s/ Kirk J. Emerich
December 10, 2015
Kirk J. Emerich
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Westbury Bancorp, Inc. and will be retained by Westbury Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.